EXHIBIT 10.4

AMENDMENT NO. 1

TO THE MGM MIRAGE

DEFERRED COMPENSATION PLAN II

WHEREAS, Section 11.2 of the MGM MIRAGE Deferred Compensation Plan II (the “Plan”) provides that the Plan may be amended in whole or in part by the Board of Directors of MGM MIRAGE (the “Board”), provided that no amendment or modification shall decrease or restrict the value of a Participant’s vested account balance in existence at the time of such amendment or modification; and

WHEREAS, the Board has approved and authorized this Amendment No. 1 to the Plan (this “Amendment”).

NOW, THEREFORE, effective as of October 28, 2008, the Plan is hereby amended as follows:

1. Section 3.6 of the Plan shall be amended to add the following sentence at the end thereof:

Notwithstanding anything herein to the contrary, no Annual Company Matching Amounts shall be credited to the account of any Participant with respect to any Plan Year commencing on or after January 1, 2009; provided, however, that a Participant shall continue to vest in Annual Company Matching Amounts credited prior to such date in accordance with Section 3.7 of the Plan.

2. Article 11 of the Plan shall be amended to add the following new Section 11.5:

Notwithstanding anything herein to the contrary, the Committee, in its sole discretion and to the extent it deems appropriate, may permit Participants to make changes to existing payment elections prior to December 31, 2008 or such earlier date as the Committee may specify. Any election changes made pursuant to this Section 11.5 may not defer into later years amounts that would have been payable in 2008 or cause payment of amounts payable in later years to be accelerated into 2008. Elections under this section 11.5 shall comply in all respects with the provisions of Internal Revenue Service Notice 2007-86 and other applicable Internal Revenue Service and Treasury guidance.

IN WITNESS WHEREOF, this Amendment is executed by a duly authorized officer as of the date set forth below.

By:	/s/ John McManus	Date:	Dec. 3, 2008

Its:	Asst. Secretary